EX-99.19a-1

MFS® Multimarket Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	October-2024
Distribution amount per share	$0.03456

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.01313	38%	0.18446	46%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.02143	62%	0.21654	54%
Other Capital Source
Total (per common share)	0.03456	100%	0.40100	100%
Average annual total return (in relation to NAV) for the five years ended 9-30-2024				4.50%
Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2024				7.98%
Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2024				20.66%
Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2024				7.71%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MMTSN-1024

MFS® Multimarket Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	September-2024
Distribution amount per share	$0.03411

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00000	0%	0.17223	47%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.03411	100%	0.19421	53%
Other Capital Source
Total (per common share)	0.03411	100%	0.36644	100%
Average annual total return (in relation to NAV) for the five years ended 8-31-2024				4.13%
Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2024				7.96%
Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2024				18.44%
Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2024				7.13%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MMTSN-0924

MFS® Multimarket Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	August-2024
Distribution amount per share	$0.03374

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.01046	31%	0.18943	57%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.02328	69%	0.14290	43%
Other Capital Source
Total (per common share)	0.03374	100%	0.33233	100%
Average annual total return (in relation to NAV) for the five years ended 7-31-2024				4.06%
Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2024				7.95%
Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2024				16.48%
Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2024				6.53%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MMTSN-0824

MFS® Multimarket Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	July-2024
Distribution amount per share	$0.03363

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.03161	94%	0.17915	60%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.00202	6%	0.11944	40%
Other Capital Source
Total (per common share)	0.03363	100%	0.29859	100%
Average annual total return (in relation to NAV) for the five years ended 6-30-2024				3.87%
Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2024				8.04%
Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2024				14.07%
Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2024				5.95%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MMTSN-0724

MFS® Multimarket Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	June-2024
Distribution amount per share	$0.03351

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00168	5%	0.14573	55%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.03183	95%	0.11923	45%
Other Capital Source
Total (per common share)	0.03351	100%	0.26496	100%
Average annual total return (in relation to NAV) for the five years ended 5-31-2024				4.37%
Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2024				8.01%
Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2024				13.27%
Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2024				5.28%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MMTSN-0624

MFS® Multimarket Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	May-2024
Distribution amount per share	$0.03338

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.03338	100%	0.14581	63%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.00000	0%	0.08564	37%
Other Capital Source
Total (per common share)	0.03338	100%	0.23145	100%
Average annual total return (in relation to NAV) for the five years ended 4-30-2024				4.01%
Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2024				8.04%
Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2024				11.56%
Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2024				4.65%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MMTSN-0524